As filed with the Securities and Exchange Commission on September 9, 2010
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-3038428
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)

FINISAR CORPORATION 2005 STOCK INCENTIVE PLAN
FINISAR CORPORATION 2009 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

Kurt Adzema
Senior Vice President, Finance and Chief Financial Officer
Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Name and address of agent for service)
(408) 548-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
	Amount to be	Maximum Offering	Maximum Aggregate	Registration
Title of Securities to be Registered (3)	Registered (1) (3)	Price per Share(2)	Offering Price(2)	Fee
Finisar Corporation 2005 Stock Incentive Plan
Common Stock, $0.001 par value	3,791,246 shares	$13.23	$50,158,184.58	$3,576.28
Finisar Corporation 2009 Employee Stock Purchase Plan
Common Stock, $0.001 par value	1,000,000 shares	$13.23	$13,230,000.00	$943.30
			Aggregate
Aggregate amount to be registered:	4,791,246 shares		Registration Fee:	$4,519.58

(1)	This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Registrant’s 2005 Stock Incentive Plan and 2009 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant’s Common Stock on September 2, 2010, as reported by the Nasdaq Global Select Market.

(3)	Each share covered by this Registration Statement is accompanied by a preferred stock purchase right pursuant to the Rights Agreement between Finisar Corporation and American Stock Transfer & Trust Company dated as of September 25, 2002.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
               Finisar Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010 filed with the Commission on July 1, 2010;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2010 filed with the Commission on September 9, 2010;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

(d)	The Registrant’s Registration Statement on Form 8-A filed with the Commission on November 8, 1999 pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock; and

(e)	The Registrant’s Registration Statement on Form 8-A filed with the Commission on September 27, 2002 pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant’s Preferred Stock Purchase Rights and the associated Series RP Preferred Stock.
               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not Applicable.
Item 5. Interests of Named Experts and Counsel
     Not Applicable.

Item 6. Indemnification of Directors and Officers
     Section 102(b) of the General Corporation Law of the State of Delaware authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change a director’s duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Registrant has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care.
     Section 145 of the General Corporation Law of the State of Delaware permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant’s Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, including in circumstances in which indemnification is otherwise discretionary under such law. In addition, with the approval of the Board of Directors and the stockholders, the Registrant has entered into separate indemnification agreements with its directors, officers and certain employees which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to obtain directors’ and officers’ insurance, if available on reasonable terms.
     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
     The Registrant has obtained liability insurance for the benefit of its directors and officers.
Item 7. Exemption from Registration Claimed
     Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4.1	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement on Form 8-A, together with any exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

4.2	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement on Form 8-A, together with any exhibits thereto, which is incorporated herein by reference pursuant to Item 3(e) to this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1*	Finisar Corporation 2005 Stock Incentive Plan

99.2*	Finisar Corporation 2009 Employee Stock Purchase Plan.

*	Exhibits 99.1 and 99.2 are incorporated by reference to Exhibits 99.1 and 99.3, respectively, to the Registrant's Form S-8 filed with the Commission on December 14, 2009.
Item 9. Undertakings
               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2005 Stock Incentive Plan.
               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 9th day of September, 2010.

Finisar Corporation
By:	/s/ Kurt Adzema
Kurt Adzema
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
               That the undersigned officers and directors of Finisar Corporation, a Delaware corporation, do hereby constitute and appoint Eitan Gertel and Kurt Adzema, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerry S. Rawls Jerry S. Rawls	Chairman of the Board of Directors (Co- Principal Executive Officer)	September 9, 2010

/s/ Eitan Gertel Eitan Gertel	Chief Executive Officer (Co-Principal Executive Officer) and Director	September 9, 2010

Signature	Title	Date

/s/ Kurt Adzema Kurt Adzema	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	September 9, 2010

Roger C. Ferguson	Director

/s/ David C. Fries

David C. Fries	Director	September 9, 2010

Robert Stephens	Director

/s/ Dominique Trempont

Dominique Trempont	Director	September 9, 2010

/s/ Christopher Crespi

Christopher Crespi	Director	September 9, 2010

/s/ Thomas E. Pardun

Thomas E. Pardun	Director	September 9, 2010

/s/ Michael C. Child

Michael C. Child	Director	September 9, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement on Form 8-A, together with any exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

4.2	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement on Form 8-A, together with any exhibits thereto, which is incorporated herein by reference pursuant to Item 3(e) to this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1*	Finisar Corporation 2005 Stock Incentive Plan.

99.2*	Finisar Corporation 2009 Employee Stock Purchase Plan.

*	Exhibits 99.1 and 99.2 are incorporated by reference to Exhibits 99.1 and 99.3, respectively, to the Registrant’s Form S-8 filed with the Commission on December 14, 2009.